UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 20, 2026

Date of Report (Date of earliest event reported)

A SPAC III Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-42401	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Sun’s Group Center 29th Floor, 200 Gloucester Road Wan Chai Hong Kong	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 702 287 9776

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	ASPCU	The Nasdaq Stock Market LLC
Class A ordinary shares, no par value	ASPC	The Nasdaq Stock Market LLC
Rights	ASPCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 20, 2026, A SPAC III Acquisition Corp. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”), which stated that because the stockholders’ equity of the Company reported on its Form 10-Q for the fiscal quarter ended March 31, 2026 was below the minimum of $2,500,000 stockholders’ equity (the “Minimum Stockholders’ Equity Requirement”) required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1), the Company no longer complies with Nasdaq’s continued listing rules on The Nasdaq Capital Market. In accordance with the Nasdaq listing rules, the Company has 45 calendar days to submit a plan to regain compliance and, if Nasdaq accepts the plan, Nasdaq can grant the Company an extension of up to 180 calendar days from the date of the letter to evidence compliance. The Company is currently working on a compliance plan and plans to submit it to Nasdaq within the specified period. There is no assurance that the Company will be able to regain compliance with the Minimum Shareholders’ Equity Requirement or that its compliance plan will be accepted by Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A SPAC III ACQUISITION CORP.

Dated: May 27, 2026	By:	/s/ Claudius Tsang
	Name:	Claudius Tsang
	Title:	Chief Executive Officer and Chief Financial Officer